UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ASIAINFO-LINKAGE, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11(c)(1)

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 and the Securities and Exchange Commission Fee Rate Advisory #1 for Fiscal Year 2013 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

ASIAINFO-LINKAGE, INC.

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

December 5, 2013

Dear Stockholder:

According to our latest records, we have not received your voting instructions for the Special Meeting of Stockholders of AsiaInfo-Linkage, Inc. to be held on Thursday, December 19, 2013. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated November 18, 2013, the Board of Directors recommends that you vote “FOR” Proposals 1, 2, and 3. Please sign, date and return the enclosed proxy card as soon as possible or, alternatively, you can vote via the Internet or telephone (see the instructions below). Proxies submitted via the Internet or telephone must be received by 11:59pm, Eastern Time, on December 17, 2013.

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 758-5880 or toll at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Davin A. Mackenzie

Davin A. Mackenzie
Director

You may use one of the following simple methods to promptly provide your voting instructions:

1.      Vote by Internet: Go to the website www.proxyvote.com. Have your control number listed on the voting instruction form ready and follow the online instructions. The control number is located in the rectangular box on the right side of your voting instruction form.

2.      Vote by Telephone: Call toll-free (800) 454-8683. Have your control number listed on the voting instruction form ready and follow the simple instructions.